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EXHIBIT (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of the American Performance Funds:


We consent to the use of our report dated October 26, 2005 on the American Performance Funds' financial statements as incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.




/s/ KPMG LLP
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Columbus, Ohio
December 29, 2005